WAIVER AND AMENDMENT NO. 1

                                       TO

          AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT NO. 1 ("Amendment") is entered into as of August 12, 1998, by and among ALLSTATE FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia ("Borrower"), the undersigned financial institutions (collectively the "Lenders" and individually a "Lender") and IBJ SCHRODER BUSINESS CREDIT CORPORATION as successor to IBJ Schroder Bank & Trust Company ("IBJS"), as agent for the Lenders (IBJS, in such capacity, the "Agent).


                                                    BACKGROUND


         Borrower,  Agent and Lenders  are  parties to an Amended  and  Restated
Revolving Credit Loan and Security Agreement dated as of May 17, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

         Borrower has requested that Agent and Lenders waive certain Events of Default and amend certain financial covenants and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.


     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:


     (a) Section 7.19 of the Loan Agreement is amended in its entirety to provide as follows:

     7.19. Financial Covenants. Breach, on a consolidated basis, any of the following financial covenants, each of which shall be calculated in accordance with GAAP as in effect on the Effective Date:

     (a) (i) On the last day of each Fiscal Quarter commencing with the Fiscal Quarter ended September 30, 1998, the ratio of (A) EBIT to (B) interest expense (other than interest expense in respect of the Convertible, Senior Subordinated Notes) for (w) the Fiscal Quarter ended September 30 1998, (x) the two Fiscal Quarters ended December 31, 1998 (taken as one accounting period), (y) the three Fiscal Quarters ended March 31, 1999 (taken as one accounting period), and (z) the four Fiscal Quarters ended on the last day of each Fiscal Quarter commencing with the Fiscal Quarter ended June 30, 1999 (taken as one accounting period), shall not be less than 3:1; and


     (ii) On the last day of each Fiscal Quarter commencing with the Fiscal Quarter ended September 30, 1998, the ratio of (A) EBIT to (B) total interest expense for (w) the Fiscal Quarter ended September 30 1998, (x) the two Fiscal Quarters ended December 31, 1998 (taken as one accounting period), (y) the three Fiscal Quarters ended March 31, 1999 (taken as one accounting period), and (z) the four Fiscal Quarters (taken as one accounting period) ended on the last day of each Fiscal Quarter commencing with the Fiscal Quarter ended June 30, 1999, shall not be less than 2:1.



     (b) On the last day of each Fiscal Quarter, the ratio of (i) Total Liabilities to (ii) Tangible Net Worth plus the aggregate principal amount of Convertible, Senior Subordinated Notes then outstanding shall not exceed 2:1.

     (c) (1) The sum of (i) Tangible Net Worth plus (ii) the aggregate principal amount of Convertible, Senior Subordinated Notes outstanding shall equal or exceed $25,200,000 on June 30, 1998, and (2) on the last day of any Fiscal Quarter thereafter, the sum of (i) Tangible Net Worth plus (ii) the aggregate principal amount of Convertible, Senior Subordinated Notes then outstanding shall equal or exceed the sum of (x) $25,200,000 and (y) $10,000 times the number of Fiscal Quarters elapsed from June 30, 1998 to the end of such Fiscal Quarter.


     (d) (i) Net cash advanced to any Client by Borrower (net of Risk Participations sold with respect to such Client) shall not at any time exceed 15% of the sum of (x) Borrower's Tangible Net Worth (on a consolidated basis) and (y) the aggregate principal amount of Convertible, Senior Subordinated Notes outstanding at such time, except that net cash advances to MGV International ("MGV"), Jarnow Corporation ("Jarnow") and United Plastics International Corporation ("UPIC") by Borrower (net of Risk Participations sold with respect to each such Client) may exceed 15% of the sum of clauses (x) and (y), but shall at no time exceed (A) with respect to Jarnow and UPIC (X) (until December 31, 1998) 25% of the sum of clauses (x) and (y) calculated as of March 31, 1998 or
(y) (after December 31, 1998) 25% of the sum of clauses (x) and (y) calculated as of the date such determination is made and (B) with respect to MGV, $6,500,000.00; provided however, that in the event at any time the net cash advances by Borrower to any two of MGV, Jarnow and UPIC (net of Risk Participations sold with respect to each such Client) do not exceed 15% of the sum of clauses (x) and (y), net cash advances to any one other Client by Borrower (net of Risk Participations sole with respect to such Client) may exceed 15%, but shall not exceed 20%, of the sum of clauses (x) and (y); provided further, however, that in the event at any time the net cash advances by Borrower to every one of MGV, Jarnow and UPIC (net of Risk Participations sold with respect to each such Client) do not exceed 15% of the sum of clauses
(x) and (y), net cash advances to any two other Clients by Borrower (net of Risk Participations sold with respect to each such Client) may exceed 15%, but shall not exceed 20%, of the sum of clauses (x) and (y); and (ii) net cash advanced by Borrower (net of Risk Participations) with respect to Receivables owed by a single Account Debtor shall not at any time exceed 25% of the sum of (x) Borrower's Tangible Net Worth (on a consolidated basis) and (y) the aggregate principal amount of Convertible, Senior Subordinated Notes outstanding at such time.



     For purposes of this Section 7.19(d), (x) each agency, branch or division of the Federal government shall be treated as a separate Account Debtor and (y) each insurance company under state workman's compensation arrangements shall be treated as a separate Account Debtor.


     (b) Any references in the Loan Agreement to the Convertible, Senior Subordinated Notes shall be deemed to refer to the existing Convertible, Senior Subordinated Notes as well as to any Convertible, Senior Subordinated Notes which may be issued in exchange for the original Convertible, Senior Subordinated Notes, or which are issued to Value Partners in consideration of Value Partners providing loans to enable Borrower to repay the existing Convertible, Senior Subordinated Notes which are required to be redeemed at par pursuant to a Notice of Fundamental Charge mailed to existing holders of Convertible, Senior Subordinated Notes on June 17, 1998. Any new Convertible, Senior Subordinated Notes shall be subject to subordination provisions which are acceptable to Agent and Required Lenders (with the existing subordination provisions being acceptable to Agent and Lenders), have a maturity date of September 20, 2003, a fixed interest rate of 10% per annum and be convertible into common stock of the Borrower at $6.50 per share. All references in the Loan Agreement and any other documents shall be deemed to refer to the existing Convertible, Senior Subordinated Notes and to any notes issued in substitution therefor or issued to Value Partners in exchange for money to be used by Allstate to redeem any existing Convertible, Senior Subordinated Notes. No Advances shall be used to redeem the existing Convertible, Senior Subordinated Notes.


     3. Waiver. Subject to satisfaction of the conditions precedent set forth in
Section 4 below, Lender hereby waives the following Events of Default which have occurred as a result of Borrower's non-compliance with the following provisions of the Loan Agreement on or prior to June 30, 1998:


     (a) Section 7.19, to the extent that such Event of Default arose solely as a result of Borrower's failure to comply with clauses (a) - (d) thereof at and for the four Fiscal Quarters ended June 30, 1998.

     (b) Section 10.14, but only to the extent that such Event of Default arose solely as a result of the modification in May 1998 to the Board of Directors of Borrower.

     4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) four (4) copies of this Amendment executed by Borrower and Required Lenders and consented and agreed to by each of the Guarantors, and (ii) an amendment fee of $15,000 for the ratable benefit of Lenders (such fee may be charged to Borrower's account).

     5. Representations and Warranties. Borrower hereby represents and warrants as follows:

     (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

     (b) After given effect to this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.


     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

     (d) Borrower has no defense, counterclaim or offset to the Obligations.

     6. Effect on the Loan Agreement.


     (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

     (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                 ALLSTATE FINANCIAL CORPORATION

                 By:_______________________________
                      Name:
                      Title:


                 IBJ SCHRODER BUSINESS CREDIT CORPORATION, as Agent and Lender

                 By:_______________________________
                      Name:
                      Title:


                 NATIONAL BANK OF CANADA, as Lender

                 By:_______________________________
                      Name:
                      Title:


                 By:_______________________________
                      Name:
                      Title:



CONSENTED AND AGREED TO:

LIFETIME OPTIONS, INC., A
VIATICAL SETTLEMENT COMPANY


By:
      Name:
      Title


                                        [SIGNATURES CONTINUED ON NEXT PAGE]


1026981.1/SJS/25254/010  3/31/99
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PREMIUM SALES NORTHEAST, INC.


By:
      Name:
      Title


RECEIVABLE FINANCING CORPORATION


By:
      Name:
      Title


BUSINESS FUNDING OF FLORIDA, INC.


By:
      Name:
      Title


BUSINESS FUNDING OF AMERICA, INC.


By:
      Name:
      Title


SETTLEMENT SOLUTIONS, INC.


By:
      Name:
      Title


AFC HOLDING CORPORATION


By:
      Name:
      Title


1026981.1/SJS/25254/010  3/31/99
                                                       3


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